                                                                      EXHIBIT 21
                                MGM GRAND, INC.

                             LIST OF SUBSIDIARIES

                               DECEMBER 31, 1995

                                                          STATE OF
                            NAME                       INCORPORATION
                   --------------------------          -------------
PARENT             MGM Grand, Inc.                    Delaware

SUBSIDIARIES:      MGM Grand Hotel, Inc.              Nevada
                   MGM Grand Hotel Finance Corp.      Nevada
                   Destron, Inc.                      Nevada
                   MGM Grand Australia Pty, Ltd.      Australia
                   MGM Grand Merchandising, Inc.      Nevada